EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                              Three Months   Three Months
                                                 Ended           Ended
                                             June 30, 2000   June 30, 1999


Net Income                                     $  144,586        247,838
                                               ==========     ==========

Weighted average shares outstanding
  for basic EPS computation                       965,084      1,206,115

Reduction for common shares not yet
  released by Employee Stock Ownership Plan       (77,565)       (91,054)
                                               ----------     ----------

Total weighted average common shares
   outstanding for basic computation              887,519      1,115,061
                                               ==========     ==========

Basic earnings per share                       $     0.16     $     0.22
                                               ==========     ==========

Total weighted average common shares
  outstanding for basic computation               887,519      1,115,061

Common stock equivalents due to
  dilutive effect of stock options                  8,384              0
                                               ----------     ----------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                     895,903      1,115,061
                                               ==========     ==========

Diluted earnings per share                     $     0.16     $     0.22
                                               ==========     ==========


                                               Six Months     Six Months
                                                 Ended          Ended
                                             June 30, 2000   June 30, 1999


Net Income                                     $  318,631        401,070
                                               ==========     ==========

Weighted average shares outstanding
  for basic EPS computation                       981,717      1,255,158

Reduction for common shares not yet
  released by Employee Stock Ownership Plan       (80,937)       (94,426)
                                               ----------     ----------

Total weighted average common shares
   outstanding for basic computation              900,780      1,160,732
                                               ==========     ==========

Basic earnings per share                       $     0.35     $     0.35
                                               ==========     ==========

Total weighted average common shares
  outstanding for basic computation               900,780      1,160,732

Common stock equivalents due to
  dilutive effect of stock options                  7,879              0
                                               ----------     ----------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                     908,659      1,160,732
                                               ==========     ==========

Diluted earnings per share                     $     0.35     $     0.35
                                               ==========     ==========


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